Filed pursuant to Rule 424(b)(5)
Registration No. 333-252911

PROSPECTUS SUPPLEMENT
to Prospectus dated March 11, 2021

KASPIEN HOLDINGS INC.

416,600 Shares of Common Stock

Kaspien Holdings Inc. is offering 416,600 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.  Our common stock is listed on the Nasdaq Capital Market under the symbol “KSPN.” On March 15, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $42.15 per share.

The offering is being underwritten on a firm commitment basis. The underwriter may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public offering price	$32.50	$13,539,500
Underwriting discounts and commissions(1)	$2.275	$947,765
Proceeds to Kaspien, before expenses	$30.225	$12,591,735

(1) We have also agreed to reimburse the underwriter for certain expenses. See the section entitled “Underwriting.”

Delivery of the common stock is expected to be made on or about March 18, 2021.

Sole Book-Running Manager

Aegis Capital Corp.

The date of this prospectus supplement is dated March 16, 2021.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriter have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $50,000,000, of which this offering is a part.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus, the terms “Kaspien,” the “Company,” “we,” “our” or “us” refer to Kaspien Holdings Inc. and its wholly-owned subsidiary.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-3, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Company Overview

Kaspien’s mission is to optimize and grow brands on leading online marketplaces such as Amazon, Walmart and eBay. The Company helps brands achieve their online retail goals through its one stop shop marketplace growth platform of software and technology enabled services, driven by innovative and proprietary technology, tailored strategies, and mutually beneficial partnerships.

The Company’s approach is informed by seven key Leadership Principles:

•	Partner Obsession	•	Results
•	Insights Driven	•	Ownership
•	Simplicity	•	Diversity and Teamwork
•	Innovation

Recent Developments

On February 20, 2020, Kaspien Inc.(“Kaspien”), a wholly owned subsidiary of the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with Encina Business Credit, LLC (“Encina”), as administrative agent, under which the lenders party thereto committed to provide up to $25 million in loans under a three-year, secured revolving credit facility (the “Credit Facility”), as amended.  On March 30, 2020, parties to the Credit Facility entered into a Subordinated Loan and Security Agreement (the “Subordinated Loan Agreement”) with Alimco Re Ltd(“Alimco”), Kick Start III and LLC Kick Start IV, LLC (“Kick Start”), and RJHDC, LLC from time to time (the “Lenders”) and TWEC Loan Collateral Agent, LLC (“Collateral Agent”), as collateral agent for the Lenders, pursuant to which the Lenders made a $5.2 million secured term loan (the “Subordinated Loan”) to Kaspien with a scheduled maturity date of May 22, 2023.

On March 30, 2020, in connection with the entering into the Subordinated Loan Agreement, the parties also  entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with the Lenders pursuant to which the Lenders received contingent value rights (“CVRs”) representing the contractual right to receive cash payments from the Company in an amount equal, in the aggregate, to 19.9% of the proceeds received by the Company in respect of certain intercompany indebtedness owing to it by Kaspien and/or its equity interest in Kaspien.  The CVRs terminate upon the earlier to occur of (i) certain consolidations, mergers, sale or similar extraordinary events involving Kaspien (and, if applicable, the making of a cash payment by the Company to the Lenders pursuant to the CVR Agreement in connection therewith) and (ii) March 30, 2030.

To simplify the Company’s capital structure, the Company anticipates undertaking an offer to exchange shares of its common stock for the CVRs, subject to shareholder approval and the delivery to the Company’s Board of Directors of an opinion as to the fairness of the proposed transaction.  Such an exchange, if consummated, will likely result in the issuance of a significant number of common shares to the holders of the CVRs, thereby diluting the ownership of current shareholders.

Members of our Board of Directors Jonathan Marcus, Thomas Simpson, and Michael Reickert are the Chief Executive Officer of Alimco, the managing member of Kick-Start, and a trustee of the Robert J. Higgins TWMC Trust (the “Trust”), an affiliate of RJHDC, LLC (“RJHDC” and together with Alimco and Kick-Start, “Related Party Entities”), respectively. The Related Party Entities are parties to the Subordinated Debt Agreement and the CVR Agreement.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the CVR Agreement, a copy of which is attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K on March 30, 2020 and incorporated herein by reference.

Corporate Information

The Company’s headquarters are located at 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216, and its telephone number is (855)-300-2710. The Company’s corporate website address is www.kaspien.com.  The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

THE OFFERING

Shares of common stock offered	416,600 shares of common stock

Common Stock outstanding before this offering	2,016,152 shares of common stock

Common stock to be outstanding immediately after this offering	2,432,752 shares of common stock

Use of proceeds
We estimate the net proceeds to us from this offering will be approximately $12.2 million, after deducting underwriting discounts and fees and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital to implement our strategic plans focused on brand acquisition, investments in technology to enhance our scalable platform and our core retail business.

Nasdaq Capital Market symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “KSPN.”

Risk factors
Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 7 of the accompanying prospectus and the documents incorporated by reference herein.

Unless we indicate otherwise, all information in this prospectus is based on 2,062,152 shares of common stock outstanding as of March 15, 2021 and excludes, as of that date:

•	Approximately 138,321 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans having a weighted average exercise price of $20.50 per share; and

•
Comm Approximately 6,909 shares of common stock issuable upon the exercise of Stock Purchase Warrants (“Warrants”) subject to adjustment in accordance with the terms of the Warrants, at an exercise price of $0.01 per share.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus, including the risk factors described in our Annual Report on Form 10-K for the year ended February 1, 2020, and in our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2020, before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $32.50 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $26.54 per share in the net tangible book value of the common stock. See the section entitled “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Because we will have broad discretion and flexibility in how we use the net proceeds from this offering, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital to implement our strategic plans focused on brand acquisition, investments in technology to enhance our scalable platform and our core retail business. See “Use of Proceeds.” Our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Additional stock offerings in the future may dilute then existing stockholders’ percentage ownership of our company.

Given our plans and expectations that we may need additional capital, we may need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing stockholders.

FORWARD-LOOKING INFORMATION

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning:

•	trends in our operating expenses, including personnel costs, sales and marketing expense, and general and administrative expense;

•	the effect of competitors and competition in our markets;

•	our products and services and their market acceptance and future potential;

•	our ability to develop, timely introduce and effectively manage the introduction of new products and services or improve our existing products and services;

•	expected technological advances by us or by third parties and our ability to leverage them;

•	our ability to attract and retain vendors;

•	our ability to accurately forecast consumer demand and adequately manage inventory;

•	our ability to deliver an adequate supply of product to meet demand;

•	our ability to maintain and promote our brand and expand brand awareness;

•	our ability to detect, prevent, or fix defects in our products and services;

•	our reliance on third-party suppliers and logistics providers and our limited control over such parties;

•	trends in revenue, costs of revenue, and gross margin and our possible or assumed future results of operations;

•	our ability to attract and retain highly skilled employees;

•	the impact of foreign currency exchange rates;

•	the effect of future regulations;

•	the sufficiency of our existing cash and cash equivalent balances and cash flow from operations to meet our working capital and capital expenditure needs for at least the next 12 months;

•	Our ability to obtain additional financing, if needed or on acceptable terms; and

•	general market, political, economic and business conditions.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $12.2 million from the sale of the shares of common stock offered in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital to implement our strategic plans focused on brand acquisition, investments in technology to enhance our scalable platform and our core retail business.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of October 31, 2020. Such information is set forth on the following basis:

•	on an actual basis; and

•
on an as-adjusted basis to reflect the issuance and sale by us of 416,600 shares of our common stock in this offering at the public offering price of $32.50 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	As of October 31, 2020
	In thousands
	Actual	As adjusted

Cash and cash equivalents	$2,396	$14,596

Total liabilities	47,238	47,238
Stockholders’ equity:
Preferred Stock, par value $0.01 per share; 5,000,000 shares authorized; none issued and outstanding	-	-
Common Stock, par value $0.01 per share; 200,000,000 shares authorized; 3,235,576 shares issued and 1,825,198 outstanding actual; 2,241,798 shares outstanding as adjusted	32	36
Additional paid-in capital	346,470	358,670

Accumulated deficit	(112,574)	(112,574)

Total stockholders’ equity	2,139	14,339

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of October 31, 2020 was approximately $1.15 million, or $0.63 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of the common stock in this offering at the offering price set forth on the cover page of this prospectus supplement and after deducting estimated underwriting discounts and expenses payable by us, our as adjusted net tangible book value as of October 31, 2020 would have been approximately $13.35 million or $5.96 per share of common stock. This represents an immediate increase in net tangible book value of $5.33 per share to our existing stockholders and an immediate dilution in net tangible book value of $26.54 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per share	$32.50

Net tangible book value per share as of October 31, 2020	$0.63

Increase per share attributable to this offering	$5.33

As adjusted net tangible book value per share as of October 31, 2020 after this offering	$5.96

Dilution per share to new investors participating in this offering	$26.54

The information above is as of October 31, 2020 and excludes, as of that date:

•	Approximately 138,321 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans having a weighted average exercise price of $20.50 per share; and

•
Approximately 6,909 shares of common stock issuable upon the exercise of Stock Purchase Warrants (“Warrants”) subject to adjustment in accordance with the terms of the Warrants, at an exercise price of $0.01 per share.

UNDERWRITING

Aegis Capital Corp. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated March 16, 2021 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below and the underwriters named below have severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following respective number of shares of our common stock:

Underwriter	Number of Shares
Aegis Capital Corp.	416,600

The underwriters are committed to purchase all the shares of common stock offered by us, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters propose to offer the shares of common stock for sale from time to time in one or more transactions on the NASDAQ Capital Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by them and subject to their right to reject any order in whole or in part. The underwriter effects such transactions by selling the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares of common stock and the price at which the underwriters resell such shares of common stock may be deemed underwriting compensation.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the common stock offered by us to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the underwriters may offer some of the common stock to other securities dealers at such price less a concession of $2.275 per share. After the initial offering, the public offering price and concession to dealers may be changed.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.

	Per Share	Total
Public offering price	$32.50	$13,539,500
Underwriting discount (7%)	$2.275	$947,765
Proceeds, before expenses, to us	$30.225	$12,591,735

We have also agreed to pay all expenses relating to the offering, including (a) all filing fees and expenses relating to the registration of the shares to be sold in the offering with the Securities and Exchange Commission; (b) all fees associated with the review of the offering by FINRA; (c) all fees and expenses relating to the listing of such shares on the NASDAQ Capital Market; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the “blue sky” securities laws designated by the underwriters; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of the shares from the Company to the representative; (h) fees and expenses of our legal counsel and accountants; and (i) “road show” expenses, diligence fees and the fees and expenses of the representative’s legal counsel not to exceed $75,000.

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $385,000.

Discretionary Accounts. The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Right of First Refusal. For a period of 90 days after the closing date of the offering, the representative shall have a right of first refusal to act as lead managing underwriter and/or lead placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings during such 90 day period of the Company or any subsidiary of the Company. Such right of first refusal will not apply to any offering conducted in conjunction with a merger, business combination or similar-type transaction or to the issuance by the Company of stock options, shares of capital stock of the Company or other awards under any equity compensation plan of the Company.

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, (a) our executive officers and directors as of the pricing date of the offering, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the company without the prior written consent of the representative, for a period of 90 days from the date of the offering, and (b) we, and any successor, have agreed, subject to certain exceptions, not to for a period of 90 days from the date of the offering (1) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or (2) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things and subject to restrictions, the issuance of common stock upon the exercise of outstanding stock options and warrants or other outstanding convertible securities.

Electronic Offer, Sale and Distribution of Shares. A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may receive customary fees; however, except as disclosed in this prospectus supplement, we have no present arrangements with any of the underwriters for any further services.

Stabilization. In connection with this offering, the underwriter may engage in stabilizing transactions, syndicate covering transactions, and penalty bids in connection with our common stock.

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids to not exceed a specified maximum.

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate cover transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintain the market price of our common stock or preventing a decline in the market price of our common stock. As a result, the price of our common stock in the open market maybe higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transaction may be effected on the NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Nasdaq Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “KSPN”.

Transfer Agent

The transfer agent for our common stock is Computershare, Inc.

LEGAL MATTERS

The validity of the securities being offered under this prospectus by us will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. The underwriter is being represented in connection with this offering by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements of Trans World Entertainment Corporation, now known as Kaspien Holdings Inc., as of and for the years ended February 1, 2020 and February 2, 2019 have been incorporated by reference herein, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of such firm as experts in accounting and auditing.

The audit report covering the February 1, 2020 consolidated financial statements contains an explanatory paragraph that states that the Company continues to experience recurring losses and negative cash flows from operations, that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.  In addition, the audit report covering the February 1, 2020 consolidated financial statements refers to the Company’s change in its method of accounting for leases as of February 3, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. The registration statement, including the exhibits and schedules, without charge, are available at the SEC’s website.

We also maintain a website at www.kaspien.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

•	our Annual Report on Form 10-K for the fiscal year ended February 1, 2020, filed with the SEC on June 15, 2020;

•	our Quarterly Report on Form 10-Q for the period ended May 2, 2020, filed with the SEC on July 31, 2020;

•	our Quarterly Report on Form 10-Q for the period August 1, 2020, filed with the SEC on September 15, 2020;

•	our Quarterly Report on Form 10-Q for the period ended October 31, 2020, filed with the SEC on December 15, 2020;

•	our Current Reports on Form 8-K filed with the SEC on;

-	June 16, 2020
-	August 10, 2020
-	September 3, 2020
-	September 16, 2020
-	October 5, 2020
-	December 16, 2020
-	January 25, 2021
March 16, 2021

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 15, 2020;

•
the description of our common stock contained in the Registration Statement on Form 8-A/A filed with the SEC on November 27, 2007 (File No. 000-14818), including any amendment or report filed for the purpose of updating such description; and

We also incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216, and our telephone number is (855)-300-2710.

PROSPECTUS

$50,000,000

Kaspien Holdings Inc.

Common Stock
Preferred Stock
Warrants
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $50,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “KSPN.” On February 8, 2021, the last reported sales price for our common stock was $34.40 per share. During the 12 months prior to the date of this prospectus, our common stock has traded at a low of $2.17 and a high of $63.10.  From the beginning of 2021 through February 8, 2021, our common stock has traded at a low of $18.70 and a high of $63.10. For the 13 weeks ended May 2, 2020, we reported revenue of approximately $31.5 million and a loss of approximately $5.4 million dollars. For our most recently reported 13 weeks ended October 31, 2020, we reported revenue of approximately $38.9 million and a profit of approximately $2.5 million. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement. The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus supplement was approximately $41,501,595, based on 1,926,186 shares of common stock outstanding, 795,812 of which were held by non-affiliates, and a per share price of $52.15 based on the closing sale price of our common stock on January 20, 2021. We have sold no securities pursuant to General Instructions I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

The securities offered by this prospectus involve a high degree of risk including but not limited to the volatility of our stock price. See “Risk Factors” beginning on page 6, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated March 11, 2021

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $50,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

The terms “Kaspien,” the “Company,” “we,” “our” or “us” in this prospectus refer to Kaspien Holding Inc. and its wholly-owned subsidiary, unless the context suggests otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning:

•	trends in our operating expenses, including personnel costs, sales and marketing expense, and general and administrative expense;

•	the effect of competitors and competition in our markets;

•	our products and services and their market acceptance and future potential;

•	our ability to develop, timely introduce and effectively manage the introduction of new products and services or improve our existing products and services;

•	expected technological advances by us or by third parties and our ability to leverage them;

•	our ability to attract and retain vendors;

•	our ability to accurately forecast consumer demand and adequately manage inventory;

•	our ability to deliver an adequate supply of product to meet demand;

•	our ability to maintain and promote our brand and expand brand awareness;

•	our ability to detect, prevent, or fix defects in our products and services;

•	our reliance on third-party suppliers and logistics providers and our limited control over such parties;

•	trends in revenue, costs of revenue, and gross margin and our possible or assumed future results of operations;

•	our ability to attract and retain highly skilled employees;

•	the impact of foreign currency exchange rates;

•	the effect of future regulations;

•	the sufficiency of our existing cash and cash equivalent balances and cash flow from operations to meet our working capital and capital expenditure needs for at least the next 12 months;

•	Our ability to obtain additional financing, if needed or on acceptable terms; and

•	general market, political, economic and business conditions.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

ABOUT KASPIEN HOLDINGS INC.

Kaspien Holdings Inc., formerly Trans World Entertainment Corporation, which, together with its consolidated subsidiaries, is referred to herein as “the Company”, “we”, “us” and “our”, was incorporated in New York in 1972. We own 100% of the outstanding common stock of Kaspien Inc., formerly etailz, Inc (“Kaspien”), through which our principal operations are conducted.  Previously, we also operated fye, a chain of retail entertainment stores and e-commerce sites, www.fye.com and www.secondspin.com.  On February 20, 2020, we consummated the sale of substantially all of the assets and certain of the liabilities relating to fye to a subsidiary of 2428391 Ontario Inc. o/a Sunrise Records.

Business Overview

Kaspien’s mission is to optimize and grow brands on leading online marketplaces such as Amazon, Walmart and eBay. The Company helps brands achieve their online retail goals through its one stop shop marketplace growth platform of software and technology enabled services, driven by innovative and proprietary technology, tailored strategies, and mutually beneficial partnerships.

The Company’s approach is informed by seven key Leadership Principles:

•	Partner Obsession	•	Results
•	Insights Driven	•	Ownership
•	Simplicity	•	Diversity and Teamwork
•	Innovation

A high-level overview of the Kaspien Intelligent Marketplace Growth platform is shown in Figure 1.

Figure 1: Kaspien platform of software and technology enabled services

Partners

Kaspien’s partners include brands, suppliers, distributors, liquidators, and affiliates such as venture capital firms, marketing agencies and brand aggregators.

Tailored Solutions

Kaspien’s customizable solutions for its partners include, but are not limited to, scaling the market, growing beyond Amazon, protecting a brand, expanding globally, converting more customers, and launching new products. Kaspien uses its platform to customize solutions to cater to partner needs.

Partnership Models

Kaspien works with partners in three different partnership models:

Retail as a Service: In this model, Kaspien buys inventory and sells it on marketplaces such as Amazon, Walmart and eBay as a third-party seller. Additionally, Kaspien supports dropship integrations with various suppliers and distributors and incubates its own brands. At the end of fiscal 2019, Kaspien had a total of 6 incubated brands – Jump Off Joe, Brilliant Bee, Big Betty, Domestic Corner, Coy Beauty and Keto. In Retail as a Service, Kaspien’s business model is the same as that of a wholesale retailer.

Agency as a Service: In this model, Kaspien serves as an extension of a partner’s e-commerce team providing full service and managed services in the areas of inventory management, marketing management, creative, brand control, tax, compliance and other marketplace growth services. Kaspien charges a subscription fee and receives a percentage of the revenue generated.

Software as a Service: In this model, Kaspien provides partners access to software through its platform of proprietary technology to empower partners to self-manage their marketplace channel. Kaspien charges a subscription fee and receives a percentage of the transaction.

By offering a platform of software and services, Kaspien intends to diversify its risk and leverage its assets to capture more market share.

The “Agency as a Service” and “Software as a Service” models are collectively called “Subscriptions.”

Technology and Integrations

Kaspien’s marketplace growth platform of software and services is a one stop shop insights driven platform across the categories of brand protection, logistics, inventory management, pricing, digital marketing, creative, tax and compliance among others, all accessible through a centralized portal. The platform has been developed over a period of 12 years and over one billion in revenue has been processed through the platform.

The platform uses an insight driven approach to digital marketplace retailing using proprietary software. Using data collected from marketplaces, optimal inventory thresholds and purchasing trends are calculated within its advanced inventory management software developed in-house. Kaspien also has proprietary software related to pricing, advertisement management, marketplace seller tracking and channel auditing.

Additionally, the platform can be extended to various software and service providers, thereby enabling a network of partner integrations. Kaspien has formed a strategic partnership with third party logistics provider, Deliverr and tax provider – TaxCloud. During 2020, Kaspien has expanded its partnership network to MyFBAPrep, VantageBP and Levin Consulting.

The platform lends itself to network effects. The more partners Kaspien has on its platform, the more data and insights it can collect. The more insights it gets, more products and services it can serve its partners and more marketplace integrations it can support. The more marketplace providers that can be integrated, the more partners Kaspien can acquire. This facilitates rapid scale as shown in Figure 2.

Figure 2: Network Effects through the Kaspien Marketplace Growth Platform

Other Information

We reported a net loss of $3.8 million for the thirty-nine weeks ended October 31, 2020, a net loss of $58.7 million for the year ended February 1, 2020, and a net loss of $97.4 million for the year ended February 1, 2019.   We have an accumulated deficit of $112.8 million as of October 31, 2020.

Previously, we also operated fye, a chain of retail entertainment stores and e-commerce sites, www.fye.com and www.secondspin.com.  On February 20, 2020, we consummated the sale of substantially all of the assets and certain of the liabilities relating to fye to a subsidiary of 2428391 Ontario Inc. o/a Sunrise Records.

The Company’s headquarters are located at 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216, and its telephone number is (855)-300-2710. The Company’s corporate website address is www.kaspien.com.  The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

In addition, the following is a discussion of certain factors, which could affect the offering of securities pursuant to the offering registered hereby.

The trading price of our common stock may to continue to be volatile.

The trading price of our common stock has been highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. During the 12 months prior to the date of this prospectus, our common stock has traded at a low of $2.17 and a high of $63.10.  From the beginning of 2021 through February 8, 2021, our common stock has traded at a low of $18.70 and a high of $63.10. The stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Public perception and other factors outside of our control may additionally impact the stock price of companies like us that garner a disproportionate degree of public attention, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies.

A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to additional price volatility.

Historically there has not been a large short position in our common stock.  However, in the future investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent an aggregate short exposure in our common stock becomes significant, investors with short exposure may have to pay a premium to purchase shares for delivery to share lenders at times if and when the price of our common stock increases significantly, particularly over a short period of time. Those purchases may in turn, dramatically increase the price of our common stock. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to our business prospects, financial performance or other traditional measures of value for the Company or its common stock.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital in the future, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders and could negatively impact the price of our common stock.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including expanding our products, and for general working capital purposes.

The registration statement of which this prospectus forms a part registered an aggregate of $50,000,000 of our securities for sale from time to time.  The rules for the use of the registration statement limit the amount of securities we can sell during the period of 12 calendar months immediately prior to, and including, such sales to no more than one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the Company.  As of February 8, 2021, the date of this prospectus, we had an aggregate of 795,812 shares of common stock held by non-affiliates.   Based on the closing sale price of our common stock on January 20, 2021 of $52.15, the maximum value of securities we could sell during a 12 month period would be approximately $13.8 million.  Increases in the number of shares of common stock held by non-affiliates or increases in the price of our common stock would however permit us to sell additional securities during such 12 month period.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 200,000,000 shares of common stock, $0.01 par value per share.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors to our Board of Directors.  A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights, and there are no redemption provisions applicable to the Company’s common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “KSPN”.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, from time to time, in one or more series, none of which is currently authorized or outstanding.  Our Certificate of Incorporation authorizes our Board of Directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

•	the title and stated or par value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

 We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of Federal income tax consequences; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•
the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Capital Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of Trans World Entertainment Corporation, now known as Kaspien Holdings Inc., as of and for the years ended February 1, 2020 and February 2, 2019 have been incorporated by reference herein, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of such firm as experts in accounting and auditing.

The audit report covering the February 1, 2020 consolidated financial statements contains an explanatory paragraph that states that the Company continues to experience recurring losses and negative cash flows from operations, that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.  In addition, the audit report covering the February 1, 2020 consolidated financial statements refers to the Company’s change in its method of accounting for leases as of February 3, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended February 1, 2020, filed with the SEC on June 15, 2020;

•	our Quarterly Report on Form 10-Q for the period ended May 2, 2020, filed with the SEC on July 31, 2020;

•	our Quarterly Report on Form 10-Q for the period August 1, 2020, filed with the SEC on September 15, 2020;

•	our Quarterly Report on Form 10-Q for the period ended October 31, 2020, filed with the SEC on December 15, 2020;

•	our Current Reports on Form 8-K filed with the SEC on;

-	June 16, 2020
-	August 10, 2020
-	September 3, 2020
-	September 16, 2020
-	October 5, 2020
-	December 16, 2020
-	January 25, 2021

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 15, 2020;

•
the description of our common stock contained in the Registration Statement on Form 8-A/A filed with the SEC on November 27, 2007 (File No. 000-14818), including any amendment or report filed for the purpose of updating such description; and

We also incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216, and our telephone number is (855)-300-2710.

416,600 Shares

Common Stock

KASPIEN HOLDINGS INC.

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PROSPECTUS SUPPLEMENT
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Aegis Capital Corp.

March 16, 2021